Calculation of Filing Fee Tables
S-4
BeiGene, Ltd.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value US$0.0001 per share	Other	1,379,529,263	$ 12.3342	$ 17,015,389,835.69	0.0001476	$ 2,511,471.54
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 17,015,389,835.69		$ 2,511,471.54
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,511,471.54
Offering Note
[1]	The Registrant intends to change its jurisdiction of incorporation from the Cayman Islands to Switzerland through a transaction known as a continuation under Section 206 of the Companies Act (as amended) of the Cayman Islands and Article 161 of the Swiss Federal Code on Private International Law (the "Continuation"). All securities being registered will be securities of the continuing entity following the effectiveness of the Continuation. This Registration Statement registers the Ordinary Shares of the Registrant into which all Ordinary Shares of the Registrant that are issued and outstanding (based on Ordinary Shares of the Registrant issued and outstanding as of July 31, 2024) immediately prior to the effectiveness of the Continuation will automatically be converted by operation of law upon the effectiveness of the Continuation. Certain Ordinary Shares may be represented by the Registrant's American Depositary Shares ("ADSs"). Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby will be registered pursuant to a separate Registration Statement on Form F-6. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant which become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding Ordinary Shares. The registration fee is estimated in accordance with Rule 457(f)(1) of the Securities Act, solely for the purpose of calculating the registration fee on basis of US$160.345, the average of the high (US$164.94) and low (US$155.75) prices of the Registrant's ADSs, as quoted on the Nasdaq Global Select Market on August 2, 2024 (a date within five business days prior to the initial filing of the registration statement), divided by 13, the then Ordinary Share-to-ADS ratio.